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                                    FORM 8-K

                                 CURRENT REPORT


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MARCH 29, 1999

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

Commission                Registrant; State of Incorporation;            IRS Employer
File Number                 Address; and Telephone Number              Identification No
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
1-2921                    PANHANDLE EASTERN PIPE LINE COMPANY               44-0382470
                            (A Delaware Corporation)
                              5444 Westheimer Court
                              Houston, Texas 77056
                                 (713) 627-5400
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ITEM 1. ACQUISITION OF ASSETS

On March 29, 1999, CMS Energy Corporation ("CMS Energy") announced that it had closed on its previously announced acquisition of all the stock of Panhandle Eastern Pipe Line Company ("Panhandle") and its principal subsidiaries, Trunkline Gas Company and Pan Gas Storage Company, from subsidiaries of Duke Energy Corporation ("Duke"). It also acquired the stock of Panhandle Storage Company and Trunkline LNG Company. (These companies together with their subsidiaries Panhandle Eastern Resources, Inc., Trunkline Field Services Company, Trunkline Gas Resources, Inc., and Trunkline Pipeline Holdings, Inc. are hereinafter referred to as the "Panhandle Companies".)

The purchase price for the stock of the Panhandle Companies was $1.9 billion in cash and existing Panhandle debt of approximately $300 million. Concurrent with the closing, CMS Panhandle Holding Company ("CMS Holding"), a newly formed interim holding company for the Panhandle Companies, issued $800 million of senior unsecured notes which were guaranteed by Panhandle. The CMS Holding notes were issued in a 144A offering in three tranches: $300 million of 6.125% senior notes due 2004; $200 million of 6.500% senior notes due 2009; and $300 million of 7.000% senior notes due 2029. CMS Energy intends to merge CMS Holding into Panhandle during the second quarter of 1999, at which time Panhandle will replace CMS Holding as the obligor on the CMS Holding notes. CMS Holding's and Panhandle's combined $1.1 billion of long-term debt as well as approximately an additional $1.1 billion of CMS Energy unsecured bridge and revolving credit indebtedness became a part of CMS Energy's consolidated indebtedness as of March 29, 1999. The $600 million CMS Energy bridge loan has a weighted average interest rate of 5.94% and a term of six months, and the approximately $500 million CMS Energy revolver draw has a weighted average interest rate of 6.22%. The bridge loan was provided by Barclays Bank PLC, Nationsbank, N.A., and Union Bank of California, N.A., co-agents, and the revolver loan is with a consortium of banks for which The Chase Manhattan Bank serves as administrative agent. CMS Energy expects to complete permanent financing of the acquisition with the sale of approximately $600 million of CMS Energy Common Stock.

Panhandle and Trunkline Gas Company, together with the two gas storage companies acquired, are primarily engaged in the interstate transportation and storage of natural gas. The acquired assets include 10,400 miles of mainline natural gas pipeline extending from the Texas Gulf Coast to Michigan and from the Kansas/Oklahoma mid-continent region to Michigan with a combined capacity of 4.4 billion cubic feet per day, and 70 billion cubic feet of underground working gas storage facilities. The Trunkline and Panhandle transmission systems connect directly with the intrastate gas transmission system of Consumers Energy Company, CMS Energy's Michigan electric and gas utility subsidiary. Consumers Energy Company is one of the largest gas transmission customers of the two acquired pipeline companies.

Trunkline LNG Company owns a liquified natural gas ("LNG") regasification plant and related LNG tanker port, unloading facilities and LNG and gas storage facilities located at Lake Charles, Louisiana. The LNG plant has the capacity to deliver 700 million cubic feet per day but has been operated on a limited basis for a number of years.

The Panhandle Companies compete with a number of interstate and intrastate pipeline companies in the transportation and storage of natural gas. The principal elements of competition among pipelines are rates, terms of service and flexibility and reliability of service. The rates and conditions of service of the principal Panhandle Companies are subject to regulation by the Federal Energy Regulatory Commission.

Readers should review the historic Panhandle disclosure under the Securities Exchange Act of 1934 and in particular its financial information in light of the changes reflected in the CMS Holding Unaudited Pro Forma Financial Information filed as an exhibit to this report. Readers should note in particular that prior to the closing of the acquisition by CMS Energy, Panhandle's interest in Northern Border Partners, LP and certain non-operating assets which were not material in amount or revenue impact were transferred from the Panhandle Companies to other subsidiaries of Duke. In addition, certain intercompany accounts, including advances, between the Panhandle Companies and Duke were eliminated. Also, contemporaneous with the acquisition, the stock of Panhandle Storage Company and Trunkline LNG Company was contributed by CMS Holding to Panhandle so that they became subsidiaries of Panhandle. Finally, readers should be aware of the pending merger of CMS Holding into Panhandle and the impact of that merger on Panhandle's financial information. In general, the CMS Holding Pro Forma column of the Unaudited Pro Forma Financial Information will be the combining companies' financial information subsequent to the merger.


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective upon the closing of the acquisition described above, Panhandle's Board of Directors dismissed Deloitte & Touche LLP as Panhandle's certifying accountant and retained Arthur Andersen LLP for 1999. Arthur Andersen LLP is serving as certifying accountant for CMS Energy and its principal subsidiaries in 1999. Deloitte & Touche LLP's report on the Panhandle financial statements for 1997 and 1998 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.


ITEM 7.  EXHIBITS

(a)     Financial Statements of Business Acquired  - Not applicable.

(b) Pro Forma Financial Information - Attached as Exhibit 99(a) is the CMS Holding Unaudited Pro Forma Financial Information.

(c)      Exhibits -

    (16)          -    Letter of Deloitte & Touche LLP, independent auditors.

    (99)(a)       -    CMS Holding Unaudited Pro Forma Financial Information.






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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PANHANDLE EASTERN PIPE LINE COMPANY



Dated: April 5, 1999                     By:   /s/ Alan M. Wright
                                               ---------------------------------
                                               Alan M. Wright
                                               Senior Vice President and
                                               Chief Financial Officer













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                                 EXHIBIT INDEX


Exhibit
Number                           Description
-------                          -----------



(16)    -  Letter of Deloitte & Touche LLP, independent auditors.

(99)(a) -  CMS Holding Unaudited Pro Forma Financial Information.